                               AMENDMENT to the
                         MASTER ADVERTISING AGREEMENT

This AMENDMENT (the "Amendment") to Schedule 1 of that certain MASTER ADVERTISING AGREEMENT (the "Agreement") dated April 5, 2001 is made by and between Microsoft Corporation ("Microsoft") and eDiets.com ("Company").

Microsoft and Company hereby agree to modify the Agreement as follows, effective immediately:

1. Section 2.A shall be modified as follows: The second sentence will be deemed deleted and the following shall be deemed inserted therein:

    A "Conversion" means an approved credit card sign-up for Company's service by: (i) a user that clicks through to Company's site from MSN; (ii) a customer who formerly signed up for Company's service(s), allowed their account to expire and signed up again after clicking through to Company's site from MSN; (iii) a MSN-referred user by phone or fax; (iv) a user that clicks through to Company's site from an e-mail sent by Company; and/or (v) a user who has received a cookie from Company, as set forth in Section 2.B. Methods (iv) and (v) shall be deemed "Remarketed Conversions" and will be accounted at a lower rate, as set forth in Section 4.A.v below.

2. The following shall be deemed inserted as Section 2.B, and the remainder of the sections shall be renumbered sequentially:

    Company will cookie (as such term is commonly understood in the technology industry) MSN users. Such cookie will enable MSN users to create a Conversion either: (i) immediately upon linking to Company's site from MSN; or (ii) within thirty (30) days after the cookie is issued upon linking to Company's site from MSN as a result of the initial visit or of subsequent Direct Mail by Company. Company will credit Microsoft for such Conversions, provided that such Conversions are completed before the cookie expires. Company agrees that MSN users may receive an unlimited number of cookies from Company during the Term.

3. The first sentence of Section 3.A will be deemed deleted and the following will be deemed inserted therein:

    Company shall develop, implement and maintain the technology required to track usage of the Conversions (including Remarketed Conversions) by users linking to the Company site, and will provide Microsoft with weekly Conversion reports substantially in the format set forth in Exhibit 1-C ("Reports") as set forth in Section 3.C

4. Section 4.A.v shall be deemed deleted, and the following shall be deemed inserted therein:

    Company agrees that the Conversions and Remarketed Conversions will be valued at rates set forth below. Microsoft will receive credit for Remarketed Conversions commencing as of April 1, 2001:

# of Conversions                         Conversion Rate            Remarketed Conversion Rate
----------------                         ---------------            --------------------------
0 - 25,000                                [__________]                     [__________]

25,001 - 50,000                           [__________]                     [__________]

50,001 - Over                             [__________]                     [__________]


Except as specifically modified herein or in prior amendments, all other terms and conditions of the Agreement shall remain in full force and effect.

WHEREBY the parties enter into this Amendment as of the later of the two signatures dates below.

MICROSOFT CORPORATION                   COMPANY - EDIETS.COM
One Microsoft Way                       3467 West Hillsboro Boulevard, Suite Two
Redmond, WA 98052-6399                  Deerfield Beach, FL 33442

By /s/ Gary Larkin                      /s/ Ronald Caporale
   --------------------------           ------------------------------
(Sign)                                  (Sign)

    Gary Larkin                             Ronald Caporale
-----------------------------           ------------------------------
Name (Print)                             Name (Print)

    Sales Manager                           EVP Business Development
-----------------------------           ------------------------------
Title                                   Title

    6/4/01                                  5/30/01
-----------------------------           ------------------------------
Date                                    Date